Calculation of Filing Fee Tables
S-3
S&P Global Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Stock, par value $1.00 per share	457(r)				0.000087
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	4	Other	Warrants	457(r)				0.000087
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.000087
Fees to be Paid	6	Other	Units	457(r)				0.000087
Fees to be Paid	7	Other	Guarantees of Debt Securities	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1(a). An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. 1(b). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

[2]	See offering note 1.

[3]	See offering note 1.

[4]	Warrants may be issued under a warrant agreement to purchase common stock, preferred stock or debt securities of S&P Global Inc. See offering note 1.

[5]	Each purchase contract will be issued under a purchase agreement and will obligate holders thereof to purchase from or sell to S&P Global Inc. and obligate S&P Global Inc. to sell to or purchase from the holders, debt or equity securities, currencies or commodities at specified purchase prices. See offering note 1.

[6]	Units may be issued under a unit agreement and will represent an interest in one or more securities including purchase contracts, warrants, debt securities, shares of preferred stock or shares of common stock, in any combination, which may or may not be separable from one another. See offering note 1.

[7]	Standard & Poor's Financial Services LLC may guarantee any series of debt securities issued by S&P Global Inc. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of such guarantees of debt securities. See offering note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date